SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 22, 2003

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On December 22, 2003, Connetics Corporation announced that it has submitted a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for Actiza ™, an investigational new drug formulation of 1% clindamycin delivered in the Company’s proprietary VersaFoam ™ delivery system, as a potential new topical treatment for acne.

     In September, Connetics announced positive results from its Phase III clinical trial with Actiza versus Clindagel® for the treatment of acne.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated December 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ Thomas G. Wiggans

Thomas G. Wiggans
President and Chief Executive Officer

Date: December 24, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 22, 2003.